Exhibit 10.41


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                    INTEGRATED PACKAGING ASSEMBLY CORPORATION
                                       AND
                                    OSE, INC.

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                        BANK SINOPAC, LOS ANGELES BRANCH
                              ADMINISTRATIVE AGENT

                             FAR EAST NATIONAL BANK
                                 SERVICING AGENT
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        This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Agreement")
is entered into as of December 1, 2000, by and among BANK SINOPAC, LOS ANGELES BRANCH, as Administrative Agent ("Administrative Agent"), FAR EAST NATIONAL BANK, as Servicing Agent ("Servicing Agent") and the financial institutions named on the signature pages hereof, including initially Far East National Bank and Bank SinoPac, Los Angeles Branch (each a "Lender" and collectively the "Lenders"), INTEGRATED PACKAGTNG ASSEMBLY CORPORATION, a Delaware corporation, and OSE, INC., a California corporation (individually a "Borrower" and collectively, the "Borrowers").

                                    RECITALS

             A. INTEGRATED PACKAGING ASSEMBLY CORPORATION and Lender are parties to that certain Loan and Security Agreement dated September 17, 1999, as amended from time to time, including, but not limited to, by that certain Amendment to Loan and Security Agreement dated September 17, 1999 (collectively, the "Original Agreement").

             B. Borrowers and Lenders wish to amend and restate the terms of the Original Agreement, whereby, among other things, OSE, INC. shall become an additional "Borrower". An Event of Default has occurred under the Original Agreement by virtue of Integrated Packaging Assembly Corporation's failure prior to the date hereof to comply with certain provisions of the Original Agreement. Lenders agree to forbear until the Revolving Maturity Date from exercising any remedies arising out of such Event of Default, provided such agreement to forbear does not extend to any acts or omissions taken or occurring after the date hereof. This Agreement sets forth the terms on which Lenders will advance credit to Borrowers, and Borrowers will repay the amounts owing to Lenders.

                                    AGREEMENT

       The parties agree as follows:

       1.    DEFINITIONS AND CONSTRUCTION

             1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                   "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to a Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by a Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by a Borrower and a Borrower's Books relating to any of the foregoing.

                   "Administrative Agent" means, initially, Bank SinoPac, Los Angeles Branch.

                   "Advance" or "Advances" means a loan advance under the Revolving Committed Line.

                   "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

                   "Agent" or "Agents" means either or both of the Administrative Agent and the Servicing Agent.

                   "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred by an Agent or any Lender in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and the reasonable attorneys' fees and expenses incurred


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by an Agent or any Lender in amending. enforcing or defending the Loan Documents
(including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding), whether or not suit is brought

                   "Borrower's Books" means all of a Borrower's books and records including without limitation: ledgers; records concerning a Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                   "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

                   "Change of Control": The occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of a Borrower and its Subsidiaries taken as a whole to any "person" or "group" (within the meanings of Sections 13 (d)(3) and 14(d)(2), respectively, of the Exchange Act) other than (y) the holders of a Borrower's capital stock as of the date of this Agreement, (ii) the adoption of a plan relating to the liquidation or dissolution of a Borrower and (iii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" or "group" (as defined above), other than
(y) the holders of a Borrower's capital stock as of the date of this Agreement, becomes the "beneficial owner" (as such term is defined in Rules 13(d)-3 and 13(d)-S of the Exchange Act) directly or indirectly, of more than 50% of the voting stock of a Borrower or (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of a Borrower (together with any new directors whose election to such board of directors or whose nomination for election by the stockholders of a Borrower was approved by a vote of a majority of the directors of a Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of a Borrower then in office.

                   "Closing Date" means the date of this Agreement.

                   "Code" means the California Uniform Commercial Code.

                   "Collateral" means the property described on Exhibit B attached hereto.

                   "Commitment" means the obligation of each Lender to make Advances to Borrowers under this Agreement

                   "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                   "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.


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                   "Credit Extension" means each Advance or any other extension of credit by Lenders for the benefit of Borrowers hereunder.

                   "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which a Borrower has any interest.

                   "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                   "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

                   "Guarantor" means Orient Semiconductor Electronics Limited.

                   "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                   "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                   "Intellectual Property Collateral" means all of a Borrower's right, title and interest in and to the following:

                   (a) Copyrights, Trademarks, Patents, and Mask Works;

                   (b) Any and all tirade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                   (c) Any and all design rights which may be available to a Borrower now or hereafter existing, created, acquired or held;

                   (d) Any and all claims for damages by way of past, present and future infringement of any of the tights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                   (e) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                   (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents or Mask Works; and

                   (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                   "Intellectual Property Security Agreement" means an intellectual property security agreement in a form reasonably acceptable to Servicing Agent.

                   "Inventory" means all present and future inventory in which a Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now


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or at any time hereafter owned by or in the custody or possession, actual or constructive, of a Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of tide representing any of the above.

                   "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                   "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                   "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                   "Loan Documents" means, collectively, this Agreement, any note or notes executed by a Borrower, and any other present or future agreement entered into between a Borrower and/or for the benefit of Agent and/or Lenders in connection with this Agreement, all as amended, extended or restated from time to time.

                   "Majority Lenders" means as of any date of determination, Lenders owed not less than 66.667% of the then aggregate unpaid principal amount of the Notes, or, if no principal amount of the Notes is outstanding, then Lenders having not less than 66.667% of the Commitments.

                   "Mask Works" means all mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

                   "Material Adverse Effect" means a material adverse effect on
(i) the business operations or condition (financial or otherwise) of a Borrower and its Subsidiaries taken as a whole or (ii) the ability of a Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                   "Negotiable Collateral" means all of a Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

                   "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Lenders by a Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from a Borrower to others that Servicing Agent or Lenders may have obtained by assignment or otherwise.

                   "Original Agreement" means that certain Loan and Security Agreement dated September 17, 1999, as amended from time to time, including, but not limited to, by that certain Amendment to Loan and Security Agreement dated September 17, 1999, each entered into by and between INTEGRATED PACKAGING ASSEMBLY CORPORATION, a Delaware corporation, and Lender.

                   "Patents" means all patents, patent applications and like protections, including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                   "Payment Date" means the first (1st) calendar day of each month during the term of this Agreement.

                   "Permitted Indebtedness" means:

                   (a) Indebtedness of Borrowers in favor of Lenders arising under this Agreement or any other Loan Document;


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                   (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                   (c) Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business;

                   (d) Subordinated Debt;

                   (e) Indebtedness of a Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of a Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

                   (f) Indebtedness secured by Permitted Liens;

                   (g) Capital leases or indebtedness incurred solely to purchase equipment which is secured in accordance with clause (c) of "Permitted Liens" below and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition;

                   (h) Extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Borrower or its Subsidiary, as the case may be; and

                   (i) Other Indebtedness not otherwise permitted by Section 7.4 not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any time;

                   "Permitted Investment" means:

                   (a) Investments existing on the Closing Date disclosed in the Schedule; and

                   (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Administrative Agent or Servicing Agent;

                   (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transaction in the ordinary course of business;

                   (d) Investments accepted in connection with Transfers permitted by Section 7.1;

                   (e) Investments consisting of (i) compensation of employees, officers and directors of a Borrower or its Subsidiaries so long as the Board of Directors of such Borrower determines that such compensation is in the best interests of such Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (iii) loans to employees, officers or directors relating to the purchase of equity securities of a Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by such Borrower's Board of Directors;

                   (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

                   (g) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;


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                   (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments by a Borrower in any Subsidiary;

                   (i) Investments constituting acquisitions permitted under
Section 7.3;

                   (j) Deposit accounts of a Borrower in which Lenders have a Lien prior to any other Lien;

                   (k) Deposit accounts of any Subsidiaries maintained in the ordinary course of business; and

                   (1) Joint ventures or strategic alliances in The ordinary course of Borrower's business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year.

                   "Permitted Liens" means the following:

                   (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                   (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on a Borrower's Books in accordance with GAAP, provided the same have no priority over any of Agent's security interests;

                   (c) Liens (i) upon or in any Equipment acquired or held by a Borrower or any of its Subsidiaries to secure The purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

                   (d) Liens on Equipment leased by a Borrower or any Subsidiary pursuant to an operating or capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment (including Liens pursuant to leases permitted pursuant to Section 7.1 and Liens arising from UCC financing statements regarding leases permitted by this Agreement);

                   (e) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of a Borrower's business not interfering in any material respect with the business of a Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license, provided that such leases, subleases, licenses and sublicenses do not prohibit the grant of the security interest granted hereunder;

                   (f) Liens on assets (including the proceeds thereof and accessions thereto) that existed at the time such assets were acquired by a Borrower or any Subsidiary (including Liens on assets of any corporation that existed at the time it became or becomes a Subsidiary); provided such Liens are not granted in contemplation of or in connection with the acquisition of such asset by a Borrower or a Subsidiary;

                   (g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.8;


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                   (h) Easements, reservations, rights-of-way, restrictions,
minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

                   (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

                   (j) Liens that are not prior to the Lien of Servicing Agent which constitute rights of set-off of a customary nature or banker's Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangement entered in to with banks in the ordinary course of business;

                   (k) Earn-out and royalty obligations existing on the date hereof or entered into in connection with an acquisition permitted by Section 7.3;

                   (1) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; and

                   (m) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a), (c), (d), (e), (f) and (k) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                   "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                   "Prime Rate" means the variable rate of interest, per annum, most recently announced by Servicing Agent, as its "prime rate," whether or not such announced rate is the lowest rate available from Agent.

                   "Pro Rata Share" means the percentage specified under the signature block of each Lender.

                   "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of a Borrower.

                   "Revolving Committed Line" means the facility under which Borrowers may request Advances under Section 2.1.1 in an amount up to Eleven Million Dollars ($11,000,000).

                   "Revolving Maturity Date" means February 15, 2001.

                   "Schedule" means the schedule of exceptions attached hereto, if any.

                   "Servicing Agent" means Far East National Bank.

                   "Subordinated Debt" means any debt incurred by a Borrower that is subordinated to the debt owing by Borrowers to Lenders on terms acceptable to Servicing Agent (and identified as being such by Borrowers and Servicing Agent).

                   "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.


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                   "Trademarks" means any trademark and service mark rights,
whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Borrower connected with and symbolized by such trademarks.

             1.2 Accounting and Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including" / "includes" shall always be read as meaning "including (or includes) without limitation," when used herein or in any other Loan Document.

       2.    LOAN AND TERMS OF PAYMENT

             2.1 Credit Extensions. Borrowers promise to pay to the order of Lenders, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Lenders to each Borrower and/or Borrowers hereunder. Borrowers shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

                   2.1.1 Advances.

                         (a) Subject to and upon the terms and conditions of
this Agreement, each Lender, severally and not jointly, agrees to make Advances to each Borrower and/or Borrowers in an individual amount not to exceed such Lender's Commitment and in an aggregate amount not to exceed Revolving Committed Line. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

                         (b) Whenever a Borrower desires an Advance, a Borrower
will notify Servicing Agent by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day before the Business Day that the Advance is to be made, and Servicing Agent shall promptly notify each Lender of such notification. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C hereto. Not later than 1:00 p.m. California time on the date that an Advance is to be made, each Lender shall deposit immediately available funds in the amount of its Pro Rata Share of the Advance to Account No. ______________ with Servicing Agent. Upon satisfaction of the applicable conditions set forth in Article 3, Agent will make available the proceeds of each Advance to each Borrower and/or Borrowers by crediting the account of such Borrower on the books of Servicing Agent.

                         (c) Lenders are authorized to make Advances under this
Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Servicing Agent's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Servicing Agent shall be entitled to rely on any telephonic notice given by a person who Servicing Agent reasonably believes to be a Responsible Officer, and Borrowers shall indemnify and hold Servicing Agent harmless for any damages or loss suffered by Servicing Agent as a result of such reliance.

                         (d) Unless Servicing Agent shall have received notice
from a Lender prior to the date of any Advance that such Lender will not make available to Servicing Agent such Lender's Pro Rara Share of such Advance, Servicing Agent may assume that such Lender has made such portion available to Servicing Agent on the date of such Advance in accordance with this Section and Servicing Agent may, in reliance upon such assumption, make available to each Borrower and/or Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Pro Rata Share available to Servicing Agent, such Lender and Borrowers severally agree to repay to Servicing Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to each Borrower and/or Borrowers until the date such amount is repaid to Servicing Agent, at (i) in the case of each Borrower and/or Borrowers, the interest rate applicable at the time to such Advance and (ii) in the case of such Lender, The Federal Funds Rate. If such Lender shall repay to Servicing Agent such corresponding amount, such amount so repaid shall constitute such Lender's Pro Rata Share of such Advance for purposes of this Agreement. The failure of any Lender to make available its Pro Rata Share of any Advance shall not relieve any other Lender of its obligation, if any, hereunder, to


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make available its Pro Rata Share of such Advance on the date of such Advance, but no Lender shall be responsible for the failure of any other Lender to make available its Pro Rata Share of any Advance on the date of any Advance.

                         (e) The Advances made by Lenders pursuant hereto shall
be evidenced by promissory notes of the Borrowers, substantially in the form of Exhibits A-1 and A-2 hereto (the "Revolving Notes"), payable to the order of each Lender and representing die obligation of Borrowers to pay the aggregate unpaid principal amount of all Advances made by that Lender, with interest thereon as prescribed in Section 2.3. Each Lender is hereby authorized to record in its books and records and on any schedule annexed to its Revolving Note, the date and amount of each Advance made by that Lender, and the date and amount of each payment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by any Lender to effect such recordation shall not affect each Borrower's obligations hereunder, prior to the transfer of a Revolving Note, the transferring Lender shall record such information on any schedule annexed to and forming a part of such Revolving Note.

                         (f) The Revolving Committed Line shall terminate on the
Revolving Maturity Date, at which time all Advances under this Section 2.1.1 and other amounts due under Uris Agreement shall be immediately due and payable.

             2.2 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrowers to Lenders pursuant to Section 2.1.1 of this Agreement is greater than the Revolving Committed Line, Borrowers shall immediately pay to Servicing Agent, for the benefit of Lenders, in cash, the amount of such excess.

             2.3   Interest Rates. Payments, and Calculations.

                   (a) Interest Rate. Except as set forth in Section 2.3(b), any Advances shall bear interest on the average daily balance thereof, at a per annum rate equal to the Prime Rate plus three quarters of one percent (0.75%).

                   (b) Late Fee: Default Rate. If any payment is not made within ten (10) days after the date such payment is due, Borrowers shall pay Servicing Agent, for the benefit of Lenders, a late fee equal to five percent (5%) of the amount of such unpaid amount. All Obligations shall bear interest, from and after ten (10) days following the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                   (c) Payments. Interest hereunder shall be due and payable not later than 12:00 noon California time on each Payment Date. Borrowers hereby authorizes Servicing Agent to debit any accounts with Servicing Agent, including, without limitation, Account Number 650-000579 for payments of principal and interest due on the Obligations and any other amounts owing by Borrowers to Lenders. Any such debits against a Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. No later than 3:00 p.m. California time on the Business Day following receipt of any payments received hereunder, Servicing Agent shall pay to each Lender such Lender's Pro Rata Share of such payments.

                   (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                   (e) Sharing of Payments. if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it in excess of its Pro Rata Share of payments on account of the Advances obtained by all the Lenders, then such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's Pro Rata Share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.3(e) or any other provision of this Agreement may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right to set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

                   2.4 Crediting Payments. Prior to the occurrence and continuance of an Event of Default, Servicing Agent shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as each Borrower and/or Borrowers specifies. After the occurrence and continuance of an Event of Default, the receipt by Servicing Agent of any wire transfer of funds, check, or other item of payment, whether directed to a Borrower's deposit account with Servicing Agent or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Servicing Agent after 12:00 noon Pacific time shall be deemed to have been received by Servicing Agent as of the opening of business on the immediately following Business Day. Whenever any payment under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

             2.5   Fees. Borrowers shall pay to Servicing Agent the following:

                   (a) Facility Fee. A Facility Fee equal to Thirteen Thousand Seven Hundred Fifty Dollars ($13,750), which fee shall be due on the Closing Date and shall be fully earned and non-refundable;

                   (b) Financial Examination and Appraisal Fees. Servicing Agent's customary fees and out-of-pocket expenses for Servicing Agent's audits of a Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of a Borrower performed from time to time by Servicing Agent or its agents;

                   (c) Bank Expenses. Upon demand from Servicing Agent, including, without limitation, upon the date hereof all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

             2.6 Additional Costs. In case any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having The force of law), in each case after the date of this Agreement:

                   (a) subjects a Lender or an Agent to any tax with respect to payments of principal or interest or any other amounts payable hereunder by a Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of a Lender or an Agent imposed by the United States of America or any political subdivision thereof);

                   (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, a Lender or an Agent; or

                   (c) imposes upon a Lender or an Agent any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to such Lender or Agent, reduce the income receivable by such Lender or Agent or impose any expense upon such Lender or Agent with respect to any loans, such Lender or Agent shall notify a Borrower thereof. Borrowers agree to pay to such Lender or Agent the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Lender or Agent of a statement of the amount and setting forth such Lender's or Agent's calculation thereof, all in reasonable detail which statement shall be deemed true and correct absent manifest error; provided, however, that a Borrower shall not be liable for any such amount attributable to any period prior to the date of hundred eighty (180) days prior to the date of such certificate.

             2.7 Term. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 11.14, shall continue in full force and effect for a term ending on the Revolving Maturity Date. Notwithstanding the foregoing, each Lender shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Servicing Agent's lien on the Collateral shall remain in effect for so long as any Obligations (excluding Obligations under Section 2.6 and 11.11 to the extent they remain inchoate at the time outstanding payment obligations are paid in full) are outstanding.

       3.    CONDITIONS OF LOANS

             3.1 Conditions Precedent to Initial Credit Extension. The obligation of each Lender to make the initial Credit Extension is subject to the condition precedent that Servicing Agent shall have received, in form and substance satisfactory to Servicing Agent, the following:

                   (a) this Agreement;

                   (b) a certificate of the Secretary of each Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                   (c) an Intellectual Property Security Agreement from each Borrower;

                   (d) the Revolving Promissory Notes;

                   (e) [Intentionally Omitted];

                   (f) [Intentionally Omitted];

                   (g) financing statements (Forms UCC-l) for each Borrower;

                   (h) insurance certificate;

                   (i) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof; and

                   (j) such other documents, and completion of such other matters, as Lenders may reasonably deem necessary or appropriate.

             3.2 Conditions Precedent to all Credit Extensions. The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                   (a) timely receipt by Servicing Agent of the Payment/Advance Form as provided in Section 2.1; and

                   (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrowers on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

       4.    CREATION OF SECURITY INTEREST

             4.1 Grant of Security Interest. Borrowers grant and pledge to Servicing Agent as collateral agent for Lenders a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrowers of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, in each case, to the extent that a security interest in such Collateral can be perfected by the filing of a financing statement or, in the case of Collateral consisting of instruments, documents, chattel paper or certificated securities, to the extent that Servicing Agent takes possession of such Collateral. Borrowers acknowledge that any Lender may place a "hold" on any deposit account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Servicing Agent's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding. Subject to Borrowers' compliance with Sections 5.6 and 6.12 of this Agreement, "Collateral" means the property described on Exhibit B attached hereto and all Negotiable Collateral and Intellectual Property Collateral to the extent not described on Exhibit B, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation,
Section 9318(4) of the Code, as amended or recodified, from time to time), or
(ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral.

             4.2 Delivery of Additional Documentation Required. Borrowers shall from time to time execute and deliver to Servicing Agent, at the request of Servicing Agent, all Negotiable Collateral, all financing statements and other documents that Agent may reasonably request, in form satisfactory to Servicing Agent, to perfect and continue perfected Servicing Agent's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

             4.3 Right to Inspect. Servicing Agent (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during a Borrower's usual business hours, to inspect a Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify a Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

             4.4 Pledge of Collateral. Each Borrower hereby pledges, assigns and grants to Lenders a security interest in all shares of stock which are part of the Collateral (the "Shares"), together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. Upon the occurrence of an Event of Default, the certificate or certificates for the Shares will be delivered to Servicing Agent, accompanied by an instrument of assignment duly executed in blank by such Borrower, and such Borrower shall cause the books of each entity whose shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence of an Event of Default, Lenders may effect the transfer of any securities included in the Collateral into the name of a Lender and cause new certificates representing such securities to be issued in the name of Lender or its transferee. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Lenders may reasonably request to perfect or continue the perfection of Lender's security interest in the Collateral. Unless an Event of Default shall have occurred and be continuing, each Borrower shall be entitled to exercise any rights with respect to the Collateral and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

          5. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants as follows:

             5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for states as to which any failure to so qualify would not have a Material Adverse Effect.

             5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

             5.3 No Prior Encumbrances. Borrower has good and marketable title to the Collateral, free and clear of Liens, except for Permitted Liens.

             5.4 Bona Fide Accounts. The Accounts are bona fide existing obligations. The service or property giving rise to such Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor.

             5.5 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects.

             5.6 Intellectual Property. As of The execution date of this Agreement, Borrower owns or has rights to use all intellectual property (including all patents, trademarks, copyrights, licenses to use any of The foregoing, trade secrets, and know-how) necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each patent, trademark, copyright and license held by Borrower is listed, together with application or registration numbers, as applicable, on the Schedule, and on Exhibit A, B, and C to the Intellectual Property Security Agreement. Borrower conducts its business and affairs without infringement of or interference with any intellectual property of any other Person. To Borrower's knowledge, each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except for and upon the filing with the California Secretary of State a financing statement on Form UCC-l and with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Servicing Agent or Lenders of any rights and remedies hereunder. Except as set forth in the Schedule, Borrower's rights as a licensee of intellectual property do not give rise to more Than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service. Except as set forth in the Schedule, Borrower is not a party to, or bound by, any agreement that restricts the grant by Borrower of a security interest in Borrower's rights under such agreement.

             5.7 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business and will not, without at least thirty (30) days prior written notice to Agent, do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof

             5.8 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect or a material adverse effect on Borrower's interest or Servicing Agent's security interest in the Collateral.

             5.9 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Agent or any Lender fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Servicing Agent or any Lender on or about the Closing Date.

             5.10 Solvency. Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement, and Borrower is able to pay its debts (including trade debts) as they mature.

             5.11 Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could reasonably be expected to have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for The purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

             5.12 Environmental Condition. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in fire disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statuxe; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release or other disposition of hazardous waste or hazardous substances into the environment

             5.13 Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except those being contested in good faith by proper proceedings with adequate reserves under GAAP.

             5.14 Subsidiaries. Except as set forth in the Schedule, Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

             5.15 Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for fire continued operation of Borrower's business as currently conducted except where the failure to obtain any such consent, approval or authorization, to make any such declaration or filing, or to be given any such notice could not reasonably be expected to have a Material Adverse Effect.

             5.16 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to an Agent or any Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower are not to be viewed as facts and that actual results during the period or period covered by any such projections and forecasts may differ from the projected or forecasted results).

       6. AFFIRMATIVE COVENANTS. Each Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Lenders may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

             6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expect to have a Material Adverse Effect.

             6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Servicing Agent's Lien on the Collateral.

             6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Servicing Agent: (a) as soon as available, but in any event within fifteen (15) days after the end of each month, agings of accounts receivable and accounts payable, in a form reasonably acceptable to Servicing Agent and certified by a Responsible Officer; (b) within fifteen (15) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K (including audited annual financial statements and an unqualified opinion (except for a "going concern" exception) from Borrower's independent certified public accountants), l0-Q (including quarterly financial statements) and 8-K filed with the Securities and Exchange Commission; (c) as soon as available, but in any event within sixty (60) days of the last day of each fiscal quarter, Guarantor's quarterly financial statements; (d) as soon as available, but in any event within one hundred twenty (120) days of the last day of each fiscal year, audited annual financial statements of Guarantor and an unqualified opinion from Guarantor's independent certified public accountants;
(e) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (f) such budgets, financial forecasts, operating plans or other financial information as Lenders may reasonably request from time to time. Borrower shall deliver to Servicing Agent with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

             6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Servicing Agent and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than One Hundred Thousand Dollars ($100,000).

             6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Servicing Agent, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Servicing Agent with proof satisfactory to Servicing Agent indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings, (ii) is reserved against (to die extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

             6.6   Insurance.

                   (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                   (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Servicing Agent. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Servicing Agent, showing Servicing Agent as an additional loss payee thereof and all liability insurance policies shall show Servicing Agent as an additional insured, and shall specify that fire insurer must give at least twenty (20) days notice to Servicing Agent before canceling its policy for any reason. At Servicing Agent's request, Borrower shall deliver to Servicing Agent certified copies of such policies of insurance and evidence of the payments of all premiums therefor. So long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided, that after the occurrence and during the continuance of an Event of Default, all proceeds payable under any such policy shall, at the option of Servicing Agent, be payable to Servicing Agent to be applied on account of the Obligations.

             6.7 Principal Depository. Borrower shall maintain its principal depository, money market and operating accounts with Servicing Agent.

             6.8  Registration of Intellectual Property Rights.

                   (a) Borrower shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable: (i) those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Servicing Agent by Borrower in connection with this Agreement, within thirty (30) days of the date of this Agreement, (ii) all registerable, copyrightable intellectual property rights Borrower has developed or acquired as of the date of this Agreement but heretofore failed to register which are material to Borrower's business, or constitute or give rise to more than five percent (5%) of Borrower's gross income in any given month, within thirty (30) days of the date of this Agreement
(iii) all registerable, patentable and trademarkable intellectual property rights Borrower has developed as of the date of this Agreement but heretofore failed to register if such registration is commercially reasonable, within thirty (30) days of the date of this Agreement, and (iv) those additional registerable, copyrightable intellectual property rights developed or acquired by Borrower from time to time in connection with any product or service, which are material to Borrower's business, or constitute or give rise to more than five percent (5%) of Borrower's gross income in any given month, prior to the sale or licensing of such product or the rendering of such service to any third party, and prior to Borrower's use of such product (including without limitation major revisions or additions to the intellectual property rights listed on such Exhibits A, B and C, and (v) those additional registerable, patentable and trademarkable intellectual property rights developed or acquired by Borrower from time to time in connection with any product or service, if such registration is commercially reasonable, prior to the sale or licensing of such product or the rendering of such service to any third party, and prior to Borrower's use of such product (including without limitation major revisions or additions to the intellectual property rights listed on such Exhibits A B and
C). Borrower shall give Servicing Agent notice of all such applications or registrations.

                   (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Servicing Agent shall reasonably request to perfect Servicing Agent's security interest in the Intellectual Property Collateral.

                   (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights and Mask Works, (ii) use its best efforts to detect infringements of the Trademarks, Patents, Copyrights and Mask Works and promptly advise Agent in writing of material infringements detected and (iii) not allow any Trademarks, Patents, Copyrights or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of Servicing Agent, which shall not be unreasonably withheld, unless Servicing Agent determines that reasonable business practices suggest that abandonment is appropriate.

                   (d) Servicing Agent shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section 6.8 to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indenmify Servicing Agent for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.8.

             6.9 Profitability. Beginning the fiscal quarter ending on December 31, 1999, Borrower shall have a net profit (net loss) after tax for each fiscal quarter that is not less than the net profit after tax (or greater than the net loss after tax) set forth in the forecast attached hereto as Exhibit E in any two (2) consecutive fiscal quarters.

             6.10 Equity Event. On or before December 31, 2000, Integrated Packaging Assembly Corporation shall have received cash proceeds from investors acceptable to Servicing Agent of at least Five Million Dollars ($5,000,000) from the sale or issuance of its equity securities.

             6.11  [Intentionally Omitted];

             6.12 Consent of Inbound Licensors. Prior to entering into or becoming bound by any license or agreement material to Borrower's business that might be interpreted to be nonassignable by Borrower or otherwise restrict Borrower from granting a security interest in the same to Bank, Borrower shall:
(i) provide written notice to Bank of the material terms of such license or agreement with a description of its likely impact on Borrower's business or financial condition; and (ii) negotiate in good faith to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for Borrower's interest in such licenses or contract rights to be deemed Collateral and for Bank to have a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future.

             6.13 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Servicing Agent to effect the purposes of this Agreement.

       7. NEGATIVE COVENANTS. Each Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Lenders may have any commitment to make any Advances, Borrower will not do any of the following:

             7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of inventory in fire ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, (iii) Transfers of worn-out or obsolete Equipment or Equipment financed by other vendors, (iv) Transfers which constitute liquidation of Investments permitted under Section 7.7, and (v) other Transfers not otherwise permitted by this Section 7.1 not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year.

             7.2 Changes in Business, Ownership. Management or Business Locations. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a Change in Control. Borrower will not, without at least thirty (30) days prior written notification to Servicing Agent, relocate its chief executive office or add any new offices or business locations.

             7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, provided that this Section 7.3 shall not apply to (i) the purchase of inventory, equipment or intellectual property rights in any transaction valued at less than One Hundred Thousand Dollars ($100,000) in the ordinary course of business or
(ii) transactions among Subsidiaries or among Borrower and its Subsidiaries in which Borrower is the surviving entity or (iii) acquisitions or mergers in which the consideration is primarily Borrower's capital stock.

             7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

             7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

             7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, provided, that (i) Borrower may declare and make any dividend payment or other distribution payable in its equity securities, (ii) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor and (iii) for so long as an Event of Default has not occurred, Borrower may repurchase stock from former employees of Borrower in accordance with the terms of repurchase or similar agreements between Borrower and such employees and pay cash dividends on account of the preferred stock held by Guarantor.

             7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

             7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person and except for transactions with a Subsidiary that are upon fair and reasonable terms and transactions constituting Permitted Investments.

             7.9 Intellectual Property Agreements. Subject to Section 6.12 of this Agreement, Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts.

             7.10 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend airy provision contained in any documentation relating to the Subordinated Debt without Servicing Agent's prior written consent.

             7.11 Inventory. Store the Inventory with a bailee, warehouseman, or similar party unless Servicing Agent has received a pledge of any warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Servicing Agent may approve in writing, Borrower shall keep the Inventory only at its principal place of business and such other locations of which Borrower gives Servicing Agent prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Servicing Agent's security interest.

             7.12 Compliance. Become an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for fire purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Servicing Agent's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

       8. EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default under this Agreement:

             8.1 Payment Default. If Borrower fails to pay The principal of, or any interest on, any Credit Extensions when due and payable; or fails to pay any portion of the Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

             8.2 Covenant Default. If a Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.7, 6.8 or 6.9 or violates any of the covenants contained in Article 7 of this Agreement, or if a Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between a Borrower and Servicing Agent or Lenders and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by a Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then a Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be required to be made during such cure period);

             8.3 Material Adverse Change. If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of a Borrower or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Servicing Agent's security interests in the Collateral;

             8.4 Attachment. If any material portion of a Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within twenty (20) days, or if a Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of a Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of a Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal. or governmental agency, and the same is not paid within twenty (20) days after a Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by a Borrower (provided that no Credit Extensions will be required to be made during such cure period);

             8.5 Insolvency. If a Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by a Borrower, or if an Insolvency Proceeding is commenced against a Borrower and is not dismissed or stayed within thirty
(30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

             8.6 Other Agreements. If there is a default in any agreement to which a Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could reasonably be expected to have a Material Adverse Effect;

             8.7 Subordinated Debt. If a Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with or for the benefit of Lenders;

             8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against a Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

             8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to any Agent or Lender by a Borrower or any Person acting on a Borrower's behalf pursuant to this Agreement or to induce any Agent or Lender to enter into this Agreement or any other Loan Document; or

             8.10 Guaranty. If Guarantor fails to perform any obligation under the Guaranty, or revokes or purports to revoke fire Guaranty, or the Guaranty ceases to be effective for any reason, or any of the circumstances described in any of Sections 8.3, 8.4 or 8.5 occurs with respect to Guarantor.

       9.    RIGHTS AND REMEDIES

             9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Servicing Agent shall at the request, or may with the consent, of the Majority Lenders, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

                   (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Servicing Agent or Lenders);

                   (b) Direct Lenders to cease advancing money or extending credit to or for the benefit of a Borrower under this Agreement or under any other agreement between a Borrower and any Lender;

                   (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Servicing Agent reasonably considers advisable;

                   (d) Make such payments and do such acts as Servicing Agent considers necessary or reasonable to protect its security interest in the Collateral. Each Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Servicing Agent as Servicing Agent may designate. Each Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Servicing Agent's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, each Borrower hereby grants Servicing Agent a license to enter such premises and to occupy the same, without charge, in order to exercise any of Servicing Agent's rights or remedies provided herein, at law, in equity, or otherwise;

                   (e) Direct Lenders to set off and apply to the Obligations any and all (i) balances and deposits of a Borrower held by any Lender, or (ii) indebtedness at any time owing to or for the credit or the account of a Borrower held by any Lender;

                   (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Servicing Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Servicing Agent's exercise of its rights under this Section 9.1, a Borrower's rights under all licenses and all franchise agreements shall inure to Servicing Agent's benefit;

                   (g) Dispose of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including a Borrower's premises) as Servicing Agent determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order Servicing Agent deems appropriate;

                   (h) Servicing Agent may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

                   (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers.

                   (j) Servicing Agent shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Lenders to exercise its rights and remedies upon the occurrence of an Event of Default.

Servicing Agent shall distribute the proceeds realized from the disposition of the Collateral or any exercise of remedies hereunder, net of all costs of enforcement and collection, to the Lenders according to their respective Pro Rata Shares.

             9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, each Borrower hereby irrevocably appoints Servicing Agent (and any of Servicing Agent's designated officers, or employees) as such Borrower's time and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Servicing Agent's security interest in The Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Servicing Agent's possession;
(c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Servicing Agent determines to be reasonable; (f) to modify, in its sole discretion, the Intellectual Property Security Agreement without first obtaining Borrower's approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C and Exhibit D, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks or Mask Works acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks or Mask Works in which Borrower no longer has or claims any right, title or interest;
(g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) to dispose of the Collateral to the extent permitted under the California Uniform Commercial Code, provided Servicing Agent may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Servicing Agent as Borrower's attorney in fact, and each and every one of Servicing Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Servicing Agent's obligation to provide advances hereunder is terminated.

             9.3 Accounts Collection. Upon the occurrence and during the continuance of an Event of Default, Servicing Agent may notify any Person owing funds to a Borrower of Servicing Agent's security interest in such funds and verify the amount of such Account. Each Borrower shall collect all amounts owing to such Borrower for Servicing Agent, receive in trust all payments as Servicing Agent's trustee, and, if requested or required by Servicing Agent, immediately deliver such payments to Agent in their original form as received from the account debtor, with proper endorsements for deposit.

             9.4 Bank Expenses. If a Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Servicing Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Committed Line as Servicing Agent deems necessary to protect Servicing Agent or any Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Servicing Agent deems prudent. Any amounts so paid or deposited by Servicing Agent or any Lender shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Servicing Agent or any Lender shall not constitute an agreement by Agent or any Lender to make similar payments in the future or a waiver of any Event of Default under this Agreement.

             9.5 Liability for Collateral. So long as Servicing Agent and each Lender complies with its obligations under Section 9207 of the Code, neither Servicing Agent nor any Lender shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of fire Collateral shall be borne by Borrowers.

             9.6 Remedies Cumulative. Agents' and Lenders' rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Agents and Lenders shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise of one right or remedy shall be deemed an election, and no waiver of any Event of Default on a Borrower's part shall be deemed a continuing waiver. No delay shall constitute a waiver, election, or acquiescence by it. No waiver shall be effective unless made in a written document signed on behalf of Servicing Agent and then shall be effective only in the specific instance and for the specific purpose for which it was given.

             9.7 Demand: Protest. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Servicing Agent or Lenders on which a Borrower may in any way be liable.

       10.   THE AGENTS.

             10.1  Authorization and Action.

                   (a) Each Lender hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Notes), an Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that an Agent shall not be required to take any action which exposes an Agent to personal liability or which is contrary to this Agreement or applicable law. Servicing Agent agrees to give to each Lender prompt notice of each notice given to it by a Borrower pursuant to the terms of this Agreement.

                   (b) The provisions of this Article 10 are solely for the benefit of Lenders and Agents and Borrowers have no rights as a third party beneficiaries of any of the provisions hereof.

             10.2 Agent's Reliance, Etc. Neither Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Servicing
Agent: (i) may treat the payee of any Note as the holder thereof until Servicing Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Servicing Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on die part of a Borrower or to inspect the property (including the books and records) of a Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telefacsimile, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

             10.3 Bank SinoPac, Los Angeles Branch, Far East National Bank and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, each of Far East National Bank mid Bank SinoPac Los Angeles Branch shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of Far East National Bank and Bank SinoPac Los Angeles Branch in its individual capacity. Far East National Bank and Bank SinoPac Los Angeles Branch and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, a Borrower, any of its subsidiaries and any Person who may do business with or own securities of a Borrower or any such subsidiary, all as if Far East National Bank and Bank SinoPac Los Angeles Branch were not Agents, and without any duty to account therefor to Lenders.

             10.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon an Agent or any other Lender and based on the financial statements referred to in Section 6.3 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon an Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

             10.5 Indemnification. Lenders agree to indemnify each Agent (to the extent not reimbursed by Borrowers), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement in its capacity as Agent, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse such Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement to the extent that such Agent is not reimbursed for such expenses by Borrowers.

             10.6 Successor Agent. An Agent may resign at any time by giving written notice thereof to Lenders and a Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent with the prior consent of a Borrower, which consent shall not be unreasonably withheld or delayed, provided that such consent of a Borrower shall not be required at any time an Event of Default or Potential Event of Default exists. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

       11.   CO-BORROWERS.

             11.1 Co-Borrowers. Each reference to "Borrower" in the Agreement shall mean and refer to each of the Borrowers. Borrowers are jointly and severally liable for the Obligations and Lenders may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers. This Agreement is a primary and original obligation of each Borrower and shall refrain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between a Lender and any Borrower. Each Borrower shall be liable for existing and future Obligations under the Agreement as fully as if all of the Advances thereunder were advanced to such Borrower. Lenders may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation advance requests, Borrowing Base Certificates and Compliance Certificates.

             11.2 Enforcement of Rights. Borrowers are jointly and severally liable for the Obligations and Lenders may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

             11.3 Each Borrower as Agent Each Borrower appoints each other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Advances on behalf of each Borrower and to apply to Lenders on behalf of each Borrower for Advances, any waivers and any consents. This authorization cannot be revoked, and Lenders need not inquire as to such Borrower's authority to act for or on behalf of another Borrower.

             11.4 Subrogation and Similar Rights. Each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Lenders under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise.

             11.5 Waivers of Notice. Each Borrower waives notice of the existence of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any tine; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower's risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled; provided that Lenders shall use best efforts to advise each Borrower of the occurrence of an Event of Default and an acceleration of the Obligations under the Agreement within a reasonable time after such occurrence. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Lenders' failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Lenders thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Lenders from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Lenders that changes the scope of the Borrower's risks hereunder. Each Borrower hereby waives any right to assert against a Lender any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to a Lender with respect to the Obligations in any manner or whatsoever.

             11.6 Subrogation Defenses. Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect. The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which a Lender may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations. Without notice to any Borrower and without affecting the liability of any Borrower hereunder, Lenders may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower,
(ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or
(v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

             11.7 Right to Settle, Release.

                   (a) The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which a Lender may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

                   (b) Without notice to any Borrower and without affecting the liability of any Borrower hereunder, Lenders may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

       12.   MISCELLANEOUS.

             12.1 Amendments. No amendment or waiver of any provision of the Loan Docments nor consent to any departure by a Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Article 3, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder,
(d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be requited for the Lenders or any of them to take any action hereunder, or release any material portion of any collateral covered by any security agreement given in connection herewith; and provided, further, that no amendment, waiver or consent shall unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or any other Loan Document.

             12.2 Notices, Etc. Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or delivered, if to a Borrower, at its address set forth on the signature page hereof; and if to any Lender, or an Agent, at its address set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective three (3) Business Days after deposit in the U.S. mail, postage prepaid, when sent by telex or sent by facsimile, or when delivered, respectively.

             12.3 Right of Setoff. Deposit Accounts. Upon and after the occurrence of any Event of Default, each Lender is hereby authorized by Borrowers, at any time and from time to time, without notice, for the ratable benefit of the Lenders, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of the Borrowers under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by such Lender to a Borrower (whether payable in U.S. Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as such Lender in its sole discretion may elect; provided that no such setoff, appropriation, or application shall be taken or made without the prior written consent of Servicing Agent or the Majority Lenders. Each Borrower hereby grants to each Lender a security interest in all deposits and accounts maintained with that Lender. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have. This Agreement constitutes notice to each Lender of the security interest of Servicing Agent in any deposit account maintained by a Borrower with such Lender.

             12.4  Additional Lenders; Assignments; Participations.

                   (a) None of the Loan Documents nor any rights thereunder may be assigned by Borrowers without the prior written consent of all the Lenders, which consent may be granted or withheld in the Lenders' sole discretion. Any Lender may assign, from time to time, all or any portion of its pro rata share of the Commitments and its Note to (i) an Affiliate of that Lender, without the prior written approval of Servicing Agent or a Borrower, or (ii) any other financial institution acceptable to Servicing Agent, provided that an assignee may not assign its interest without the consent of the Agents; and provided further that the pates to each such assignment shall execute and deliver to Servicing Agent. and a Borrower an assignment agreement reasonably satisfactory to Servicing Agent. Upon (A) such execution and delivery and (B) except in the case of an assignment pursuant to clause (i) of the preceding sentence, payment of a fee in the amount of $2,500 to Servicing Agent to cover administrative costs, from and after the effective date of such assignment (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement (other than pursuant to Section 11.4(e)), and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, subject to its continuing obligations under Section 11.4(e). The Commitments hereunder shall be modified to reflect the Commitment of such assignee, and, if any such assignment occurs while any Notes are outstanding, new Notes shall, upon the surrender of the assigning Lender's Notes, be issued to such assignee and to the assigning Lender as necessary to reflect the new Commitments of the assigning Lender and of its assignee.

                   (b) Each Lender may sell, negotiate or grant participations to other parties in all or part of the obligations of the Borrowers outstanding under the Loan Documents, without notice to or the approval of Servicing Agent or the Borrowers; provided that any such sale, negotiation or participation shall be in compliance with the applicable federal and state securities laws and the other requirements of this Section 11.4. No participant shall constitute a "Lender" under any Loan Document and the Borrowers shall continue to deal solely and directly with Servicing Agent and the Lenders.

                   (c) Each Lender may disclose to any proposed assignee or participant any information relating to each of the Borrower or any of its Subsidiaries; provided, that prior to such disclosure such proposed assignee or participant shall have agreed in writing to keep any such information confidential substantially on the terms of Section 11.4(e).

                   (d) The grant of a participation interest shall be on such terms as the granting Lender determines are appropriate, provided only that (i) the holder of such a participation interest shall not have any of the rights of a Lender under this Agreement except, if the participation agreement so provides, rights to demand the payment of costs of the type described in Section 2.5(c), (ii) the consent of the holder of such a participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those that (A) increase the amount of the Commitments, (B) extend the term of the Commitments, (C) decrease the rate of interest or the amount of any fee or any other amount payable to the Lenders under the Loan Documents,
(D) reduce the principal amount payable under the Loan Documents, or (E) extend the date fixed for the payment of principal or interest or any other amount payable under the Loan Documents, and (iii) the holder may not transfer or participate any of its interest without the consent of the Agents.

                   (e) Each Lender understands that some of the information and documents furnished to it pursuant to this Agreement may be confidential and each Lender agrees that it will keep all non-public information, documents and agreements so furnished to it confidential and will make no disclosure to other Persons of such information or agreements until it shall have become public, except (i) to the extent required in connection with matters involving operations under or enforcement or amendment of the Loan Documents; (ii) to such Lender's examiners and auditors or in accordance with such Lender's obligations under law or regulations or pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others; (iii) to any corporate parent of any Lender so long as such parent agrees to accept such information or agreement subject to the restrictions provided in this Section 11.4(e); (iv) to any participant bank or trust company of any Lender so long as such participant shares the corporate parent with such Lender and agrees to keep such information, documents or agreement confidential in accordance with the restrictions provided in this Section 11.4(e); (v) to Servicing Agent or to any other Lender and their respective counsel and other professional advisors and to its own counsel and professional advisors so long as such Persons are instructed to keep such information confidential in accordance with the provisions of this
Section 11.4(e); (vi) to proposed assignees and participants in accordance with
Section 11.4(c); and (vii) with The prior written consent of a Borrower.

             12.5 Effectiveness; Binding Effect: Governing Law. This Agreement shall become effective when it shall have been executed by the Borrowers, each Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agents, each Lender and their respective successors and assigns, except that Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Servicing Agent and all the Lenders. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE.

             12.6 Waiver of Jury Trial. BORROWER, EACH AGENT, AND EACH LENDER HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Agent, each Lender, and the Borrowers each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Each Agent, each Lender, and each Borrower further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITINQ AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

             12.7 Consent to Jurisdiction; Venue; Agent for Service of Process. All judicial proceedings brought against a Borrower with respect to this Agreement and The Loan Documents may be brought in any state or federal court of competent jurisdiction in the County of Santa Clara in the State of California, and by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section. Each Borrower designates and appoints Integrated Packaging Assembly Corporations' Chief Financial Officer, from time to time, and such other Persons as may hereafter be selected by Borrowers irrevocably agreeing in writing to so serve as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Borrowers to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Borrowers at their address provided in the applicable signature page hereto, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by Borrowers refuses to accept service, Borrowers hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted bylaw or shall limit the right of either Agent or any Lender to bring proceedings against a Borrower in courts of any jurisdiction.

             12.8 Entire Agreement. Subject to Section 12.9, this Agreement with Exhibits and Schedules and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof

             12.9 Effect of Amendment and Restatement. This Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement, including, but not limited to, the security interest granted by a Borrower to Lenders under that certain Intellectual Property Security Agreement dated September 17, 1999.

             12.10 Forbearance by Lenders. An Event of Default has occurred under the Original Agreement by virtue of Integrated Packaging Assembly Corporation's failure prior to the date hereof to comply with certain provisions of the Original Agreement. Lenders agree to forbear until the Revolving Maturity Date from exercising any remedies arising out of such Event of Default, provided such agreement to forbear does not extend to any acts or omissions taken or occurring after the date hereof.

             12.11 Separability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

             12.12 Obligations Several. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.

             12.13 Indemnification. Each Borrower shall indemnify, defend, protect and hold harmless each Agent, each Lender and their respective officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid as a result of or in any way arising out of, following, or consequential to transactions between an Agent or such Lender and a Borrower under the Loan Documents (including without limitation reasonable attorneys fees and expenses), except for losses caused by such Agent's or such Lender's gross negligence or willful misconduct.

             12.14 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

             12.15 Counterparts. This Agreement maybe executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

             12.16 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (excluding Obligations under Section 2.6 and 12.13 to the extent they remain inchoate at the time the outstanding payment Obligations are paid in full) remain outstanding. The obligations of each Borrower to indenmify each Agent and Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 12.13 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against any of them have run, provided that so long as the Obligations referred to in the first sentence of this Section 12.16 have been satisfied, and Lenders have no commitment to make any Credit Extensions or to make any other loans to a Borrower, Servicing Agent shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

                             IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be executed as of the date first above written.

                                             "Borrowers"

                                             INTEGRATED PACKAGING ASSEMBLY
                                             CORPORATION


                                             By:  /s/
                                                 ------------------------------
                                             Title: Asst. Secretary, Controller
                                                 ------------------------------

                                             OSE, INC.


                                             By:  /s/
                                                 ------------------------------
                                             Title: President
                                                 ------------------------------






                                             c/o Integrated Packaging Assembly
                                             Corporation
                                             2221 Old Oakland Road,
                                             San Jose, CA 95131
                                             Attn: __________________________
                                             Fax: (__) ______________________



                                             "Servicing Agent"

                                             FAR EAST NATIONAL BANK



                                             By:  /s/
                                                 ------------------------------
                                             Title: Vice President
                                                 ------------------------------

                                             2001 Gateway Place, Suite l0lE
                                             San Jose, CA 95110
                                             Attn: Mr. Bob Ward
                                             FAX: (408) 487-0333

                                             "Lenders"

                                             FAR EAST NATIONAL BANK

                                             By:  /s/
                                                 ------------------------------
                                             Title: Vice President
                                                 ------------------------------

                                             Maximum Commitment: $6,000,000
                                             Pro Rata Share: 54.5%

                                             2001 Gateway Place, Suite l0lE
                                             San Jose, CA 95110
                                             Attn: Mr. Bob Ward
                                             Fax: (408) 487-0333


                                             BANK SINOPAC, LOS ANGELES BRANCH


                                             By:
                                                 ------------------------------
                                             Title:
                                                 ------------------------------

                                             Maximum Commitment: $5,000,000
                                             Pro Rata Share: 45.5%

                                             350 S. Grand Ave.
                                             30th Floor
                                             Los Angeles, CA 90071
                                             Attn: Ms. Sophie Cheng
                                             Fax:  (213) 437-4849